TELARIA REPORTS SECOND QUARTER 2019 FINANCIAL RESULTS

Revenue increased 47% year-over-year to $18.2 million and Adjusted EBITDA increased to $1.0 million

NEW YORK, NY - August 6, 2019 - Telaria, Inc. (NYSE:TLRA), the complete software platform that optimizes yield for leading video publishers, today announced financial results for the quarter ended June 30, 2019.

"Our strong second quarter results reflect the successful execution of our strategy to build the leading technology platform for programmatic CTV. With our CTV business growing 133% year-over-year, helping to drive overall revenue by 47% and delivering our first EBITDA positive second quarter, it is clear that our investment in platform innovation and transparency are paying off," said Mark Zagorski, Telaria CEO. "Additionally, we signed numerous premium partners during the quarter and enhanced our technology to take advantage of the growing addressable opportunities in CTV. As programmatic CTV continues to scale, we believe we are well-positioned to take advantage of this growth."

Second Quarter 2019 Financial Highlights:

•	Revenue of $18.2 million, up 47% year-over-year

•	Gross profit of $14.7 million, up 31% year-over-year

•	Adjusted EBITDA(1) of $1.0 million, compared to $(1.1) million in the prior year

•	Increased full year revenue guidance to $68.0 - $72.0 million from $66.0 - $70.0 million

(1)	Adjusted EBITDA is a non-GAAP financial measure. Please see the discussion in the section called “Non-GAAP Financial Measures” and the reconciliation included at the end of this press release.

Second Quarter 2019 Business Highlights:

•	CTV revenue increased to $7.1 million, up 133% year-over-year, and represented 39% of quarterly revenue, up from 24% of quarterly revenue in Q2 2018

•	Launched addressable targeting capabilities for CTV

•	Continued to add premium OTT publishers to Telaria’s platform across multiple geographic regions including North America, LATAM and APAC

Second Quarter Results Summary
(in millions, except per share amounts), (unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	% Change	2019	2018	% Change

Revenue	$18.2	$12.4	47%	$31.8	$22.0	45%
Gross profit	$14.7	$11.3	31%	$25.9	$19.9	30%
Loss from continuing operations, net of income taxes	$(1.5)	$(3.0)	50%	$(5.8)	$(9.1)	36%
Loss from continuing operations, net of income taxes per share	$(0.03)	$(0.06)	50%	$(0.13)	$(0.18)	28%
Adjusted EBITDA(1)	$1.0	$(1.1)	NM	$(1.4)	$(4.4)	68%

(1)	Adjusted EBITDA is a non-GAAP financial measure. Please see the discussion in the section called “Non-GAAP Financial Measures” and the reconciliation included at the end of this press release.

Guidance
Based on information available as of August 6, 2019, the Company expects the following:
Third Quarter and Full Year 2019 Outlook

	Q3 2019	Full Year 2019

Revenue	$16.0 - $17.0 million	$68.0 - $72.0 million
Adjusted EBITDA (1)	$(1.0) - $0.0 million	$2.0 - $5.0 million
(1) Adjusted EBITDA is a non-GAAP financial measure. Please see the discussion in the section called “Non-GAAP Financial Measures”
Q2 2019 Financial Results Webcast: The Company will host a conference call at 8:00 AM ET today to discuss its results. The conference call can be accessed toll-free at (877) 407-9039 or (201) 689-8470 (Toll/International). The call will also be broadcast simultaneously at https://telaria.com. Following completion of the call, a recorded replay of the webcast will be available on Telaria’s website. To listen to the telephone replay, call toll-free (844) 512-2921 or (412) 317-6671 (Toll/International), replay Pin #: 13692518. The telephone replay will be available from 11:00 AM ET August 6, 2019 through 11:59 PM ET August 13, 2019. Additional investor information can be accessed at https://investor.telaria.com.
About Telaria
Telaria, Inc. (NYSE:TLRA) powers the future of TV advertising with proprietary, programmatic software that optimizes ad yield for leading video publishers, enabling the most effective advertising experience across desktop, mobile and CTV. Telaria’s clients include the most innovative video content publishers across the globe such as Hulu, SlingTV, SonyVue, Viacom’s PlutoTV, TubiTV, Singtel, Australia’s Channel Nine and Channel Ten, and Brazil’s Globo.
Telaria is headquartered in New York City and supports its global client base out of 13 offices worldwide across North America, EMEA, LATAM and APAC.
“Safe Harbor" Statement: This press release contains forward-looking statements that involve risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from those set forth in or implied by such forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including statements related to 2019 third quarter and full year financial guidance and statements concerning the Company’s growth or any markets in which it operates, including CTV and OTT. Important factors that could cause actual results or the timing of events to differ materially from those set forth in or implied by any forward-looking statements include, without limitation, risks and uncertainties associated with: the company’s continuing development of its business model; unfavorable conditions in the global economy or reductions in digital advertising spend; the company’s ability to effectively innovate and adapt to rapidly changing technology and client needs; increased competition as well as innovations by new and existing competitors; expansion of the online video advertising market; the company’s ability to attract new demand partners and maintain relationships with current demand partners; the company’s ability to increase or maintain spend from existing demand partners; the impact of the disposition of the company’s buyer platform on the company’s operations and financial results; growth of OTT and connected TV markets; risks of entering new markets in which we have limited or no experience and difficulty adapting our solutions for new markets; the company’s ability to attract sellers of premium video advertising inventory to its platform and secure inventory on terms that are favorable to it; the impact of increased transparency in programmatic transactions executed through our platform; the company’s ability to detect fraudulent or malicious activity and ensure a high level of brand safety for its clients; identifying, attracting and retaining qualified personnel; defects, errors or interruptions in the company’s solutions; the company’s ability to collect,use and process data to deliver its solutions; the impact of tools that block the display of video ads; the effect of legal, regulatory developments and industry standards regarding Internet privacy and other matters; maintaining, protecting and enhancing the company’s intellectual property; costs associated with defending intellectual property infringement, securities litigation and other claims; future opportunities and plans, including the uncertainty of expected future financial performance and results; as well as other risks and uncertainties detailed from time-to-time under the caption “Risk Factors” and elsewhere in the company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2018, filed with the U.S. Securities and Exchange Commission on March 19, 2019, its Quarterly Report on Form 10-Q for the period ended March 31, 2019 filed with the U.S Securities and Exchange Commission on May 9, 2019 and future filings by the Company, including its Quarterly Report on Form 10-Q for the period ended June 30, 2019.
Forward-looking statements are based on current expectations and beliefs and are not guarantees of future performance or events. Investors are cautioned not to place undue reliance on any forward-looking statements. Furthermore, forward-looking statements speak only as of the date on which they are made, and, except as required by law, the Company disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.
(1) Non-GAAP Financial Measures: To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company reports Adjusted EBITDA, which is a non-GAAP financial measure. The Company defines Adjusted EBITDA as our loss from continuing operations, net of income taxes, before depreciation and amortization expense, total interest and other income (expense), net and provision for income taxes, and as adjusted to eliminate the impact of non-cash stock-based compensation expense, expenses for prior corporate facilities required to be recorded as operating expenses as a result of the adoption of certain accounting standards, acquisition related costs, restructuring costs, executive severance, retention and recruiting costs, expenses for transitional services and other adjustments. We use Adjusted EBITDA for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that the use of Adjusted EBITDA provides useful information about our operating results, enhances the overall understanding of our past financial performance and future prospects, and allows for greater transparency with respect to a key metric that is used by management in its financial and operational decision making. Non-GAAP financial measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. With respect to our expectations under “Guidance” above, reconciliation of Adjusted EBITDA guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the costs and charges excluded from this non-GAAP measure, in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of these costs and charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

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Investor Relations Contact:
Andrew Posen
Vice President, Head of Investor Relations
212-792-2315
IR@telaria.com

Media Contact:
Lekha Rao
Vice President, Media Relations & Corporate Communications
646-226-0254
lrao@telaria.com

Exhibit A

Telaria, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	June 30,	December 31,
	2019	2018
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$58,164	$47,659
Accounts receivable net of allowance for doubtful accounts of $1,265 and $982 as of June 30, 2019 and December 31, 2018 respectively.	116,566	104,387
Prepaid expenses and other current assets	3,933	3,381
Total current assets	178,663	155,427
Long-term assets:
Operating lease right-of-use asset, net of amortization	25,152	—
Property and equipment net of accumulated depreciation of $3,168 and $2,696 as of June 30, 2019 and December 31, 2018, respectively	2,336	2,789
Intangible assets, net	3,949	4,379
Goodwill	9,448	9,478
Deferred tax assets	126	193
Other assets	2,128	2,440
Total long-term assets	43,139	19,279
Total assets	$221,802	$174,706

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$133,617	$109,991
Operating lease liability	5,017	—
Deferred rent	—	797
Contingent consideration on acquisition	—	1,500
Deferred income	459	69
Other current liabilities	116	817
Total current liabilities	139,209	113,174
Long-term liabilities:
Operating lease liability, net of current portion	26,255	—
Deferred rent, net of current portion	—	5,759
Deferred tax liabilities	1,145	1,153
Other non-current liabilities	203	225
Total liabilities	166,812	120,311
Commitments and contingencies
Stockholders’ equity:
Common stock	4	4
Treasury stock	(31,980)	(31,980)
Additional paid-in capital	299,586	293,154
Accumulated other comprehensive loss	(969)	(949)
Accumulated deficit	(211,651)	(205,834)
Total stockholders’ equity	54,990	54,395
Total liabilities and stockholders’ equity	$221,802	$174,706

Telaria, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue	$18,216	$12,430	$31,838	$22,031
Cost of revenue	3,468	1,136	5,919	2,164
Gross profit	14,748	11,294	25,919	19,867

Operating expenses:
Technology and development(1)	2,739	2,305	5,594	4,613
Sales and marketing(1)	6,756	6,646	13,103	12,938
General and administrative(1)	7,529	5,365	14,365	10,363
Restructuring costs	—	117	—	117
Depreciation and amortization	370	874	809	2,675
Total operating expenses	17,394	15,307	33,871	30,706

Loss from continuing operations	(2,646)	(4,013)	(7,952)	(10,839)

Interest and other income (expense), net:
Interest income (expense)	2	(45)	(1)	(48)
Other income, net	1,203	1,127	2,187	1,844
Total interest income (expense) and other income, net	1,205	1,082	2,186	1,796

Loss from continuing operations before income taxes	(1,441)	(2,931)	(5,766)	(9,043)

Provision for income taxes	44	29	51	43

Loss from continuing operations, net of income taxes	(1,485)	(2,960)	(5,817)	(9,086)

Loss on sale of discontinued operations, net of income taxes	—	(161)	—	(136)

Net loss	$(1,485)	$(3,121)	$(5,817)	$(9,222)

Net loss per share — basic and diluted:
Loss from continuing operations, net of income taxes	$(0.03)	$(0.06)	$(0.13)	$(0.18)
Net loss	$(0.03)	$(0.06)	$(0.13)	$(0.18)

Weighted-average number of shares of common stock outstanding:
Basic and diluted	45,702,810	52,241,605	45,283,647	52,035,788

(1) Stock-based compensation expenses included above:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Stock-based compensation expense:
Technology and development	$222	$124	$365	$253
Sales and marketing	663	394	1,043	704
General and administrative	1,135	462	1,695	879
Total stock-based compensation expense in continuing operations	$2,020	$980	$3,104	$1,836

Telaria, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2019	2018
Cash flows from operating activities:
Net loss from continuing operations	$(5,817)	$(9,086)
Total loss from discontinued operations	—	(136)
Depreciation and amortization expense	809	2,675
Bad debt expense	108	163
Loss on disposal of property and equipment	128	21
Amortization of operating lease right-of-use asset	1,971	—
Stock-based compensation expense	3,104	1,836
Net changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(12,491)	709
Increase in prepaid expenses, other current assets	(294)	(776)
Decrease in deferred tax assets	67	—
Increase in accounts payable and accrued expenses	23,859	615
(Decrease) increase in other current liabilities	(755)	243
Decrease in operating lease liability	(2,342)	—
Increase in deferred rent and security deposits payable	7	760
Increase (decrease) in deferred income	393	(657)
Decrease in other liabilities	(22)	(639)
Net cash provided by (used in) operating activities	8,725	(4,272)

Cash flows from investing activities:
Purchase of property and equipment	(183)	(2,505)
Acquisition, net of cash acquired	—	(4,856)
Net cash used in investing activities	(183)	(7,361)

Cash flows from financing activities:
Contingent consideration on acquisition	(1,500)	—
Proceeds from the exercise of stock options awards	3,792	1,178
Proceeds from issuance of common stock under employee stock purchase plan	271	239
Tax withholdings related to net share settlements of restricted stock unit awards (RSUs)	(734)	(1,014)
Net cash provided by financing activities	1,829	403

Net increase (decrease) in cash and cash equivalents	10,371	(11,230)

Effect of exchange rate changes in cash and cash equivalents	134	(140)

Cash, cash equivalents at beginning of period	47,659	76,320
Cash, cash equivalents at end of period	$58,164	$64,950

Exhibit B

Telaria, Inc.
Reconciliation of Net Loss from Continuing Operations, Net of Income Taxes to Adjusted EBITDA
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Loss from continuing operations, net of income taxes	$(1,485)	$(2,960)	$(5,817)	$(9,086)
Adjustments:
Depreciation and amortization expense	418	874	905	2,675
Total interest and other income (expenses), net(1)	(1,205)	(1,082)	(2,186)	(1,796)
Provision for income taxes	44	29	51	43
Stock-based compensation expense	2,020	980	3,103	1,836
Expenses for prior corporate facilities (2)	1,033	—	2,065	—
Acquisition-related costs	—	329	—	329
Restructuring costs	—	117	—	117
Executive severance, retention and recruiting costs	188	80	473	223
Expenses for transitional services(3)	—	308	—	697
Other adjustments(4)	—	251	—	565
Total net adjustments	2,498	1,886	4,411	4,689
Adjusted EBITDA(5)	$1,013	$(1,074)	$(1,406)	$(4,397)

(1)
Reflects sublease income for our former office facilities. In addition, for the three and six months ended June 30, 2018, includes income received from the transfer of rights in the name "Tremor Video".

(2) For the three and six months ended June 30, 2019, reflects lease costs for prior corporate facilities, previously recorded in interest and other income (expenses), which are now required to be recorded in operating expenses as a result of the adoption of ASC 842 (Leases).

(3)	For the three and six months ended June 30, 2018, reflects costs incurred providing transitional services following the sale of the divested buyer platform.

(4)	For the three and six months ended June 30, 2018, reflects rent expense for our current corporate headquarters, which was then unoccupied.
(5) Adjusted EBITDA is a non-GAAP financial measure. Please see the discussion in the section called “Non-GAAP Financial Measures” and the reconciliation included at the end of this press release.